Exhibit 99.1

SOHU.COM REPORTS THIRD QUARTER UNAUDITED FINANCIAL RESULTS

Third Quarter 2008 Total Revenues Reach US$120.7 Million, Exceeding High End of

Company Guidance by US$4.7 Million; Up 134% Year-on-Year and 18% Quarter-on-

Quarter;

Third Quarter 2008 Non-GAAP Fully Diluted EPS of US$1.08, Exceeding High End of

Company Guidance by 3 US Cents; Up 260% Year-on-Year and 1% Quarter-on-Quarter

BEIJING, CHINA, October 27, 2008 – Sohu.com Inc. (NASDAQ: SOHU), China’s leading online media, communications, search, online games and mobile value-added services company, today reported financial results for the third quarter ended September 30, 2008.

Third Quarter Highlights

•

Fifth consecutive quarter of record high total revenues and record high for each revenue category: brand advertising, advertising, online games, and non-advertising revenues as well as net income. All such operating parameters were above company guidance.

•	Brand advertising revenues of US$49.4 million, up 66% year-on-year and 18% quarter-on-quarter.

•	Advertising revenues of US$51.1 million, up 62% year-on-year and 18% quarter-on-quarter.

•

Online game revenues of US$54.6 million, up 330% year-on-year and 14% quarter-on-quarter. In-house developed massive multiplayer online role-playing game Tian Long Ba Bu (“TLBB”) generated revenue of US$51.0 million, up 12% quarter-on-quarter.

•	Non-advertising revenues of US$69.5 million, up 248% year-on-year and 19% quarter-on-quarter.

•	Total revenues of US$120.7 million, up 134% year-on-year and 18% quarter-on-quarter, exceeding the high end of Company guidance by US$4.7 million.

•

Non-GAAP net income (i.e., excluding share-based compensation expense) of US$42.8 million, or US$1.08 per fully diluted share, exceeding the high end of company guidance by 3 US cents. Non-GAAP net income increased by 266% year-on-year and 1% quarter-on-quarter.

•	GAAP net income of US$40.3 million or US$1.02 per fully diluted share. GAAP net income increased by 316% year-on-year and marginally higher than the second quarter of 2008.

•

Explanation of the Company’s non-GAAP financial measures and the related reconciliations to GAAP financial measure are included in the accompanying “Non-GAAP Disclosure” and the “Reconciliation to Unaudited Condensed Consolidated Statements of Operations.”

“Our overall business continues to perform very well and we gained strong momentum from the successful execution of our strategy in the third quarter. Our constant drive to offer premier content and cutting edge technological products, enabled us to gain market share from competitors and elevate the Sohu brand,” said Dr. Charles Zhang, Chairman and CEO of Sohu.com. “As expected, Sohu benefited from the growth of the Internet in China following the Beijing 2008 Olympics and other major historic events, attracting a significant number of new users to our community who have continued to adopt Sohu as their portal of choice.”

“At the same time we continue to invest in the development of products to increase user stickiness. Our online game business continues to deliver solid performance as a result of our superior development capabilities and successful strategy of focusing on users’ in-game experience. Our game pipeline and licensing strategy are progressing well and on schedule with many successes including the selective export of our flagship game, TLBB, to overseas markets and a revitalization of Blade Online.”

Ms. Belinda Wang, Co-President and Chief Marketing Officer of Sohu.com, said, “Strong brand advertising revenue growth this quarter was primarily driven by continued shifting of advertising budgets from offline to online, and robust spending surrounding the 2008 Beijing Olympics. Advertisers are increasingly interested in implementing their online marketing campaigns on Sohu’s platform as a result of the significant expansion in unique visitors on our site. We are confident of spending patterns in the fourth quarter due in part to those advertisers who did not advertise during the Olympics and believe the fundamental trends in online spending will continue.”

Dr. Gong Yu, Chief Operating Officer of Sohu.com, added, “In providing the most comprehensive, authoritative and first-hand coverage of the Beijing 2008 Olympic Games, Sohu enhanced its brand value and became recognized as the Number 1 Portal of Choice for Olympic reporting. By offering innovative products on our platform, we significantly increased the momentum of new users to our community.”

Third Quarter Financial Results

Total revenues for the third quarter ended September 30, 2008 were US$120.7 million, compared to revenues of US$102.0 million for the second quarter of 2008, and US$51.5 million for the third quarter of 2007.

The gross margin of 74% for the third quarter of 2008 was down from 76% in the second quarter of 2008, and up from 67% in the third quarter of 2007. The non-GAAP gross margin for the third quarter of 2008 of 74% was down from 76% in the second quarter of 2008, and up from 67% in the third quarter of 2007.

Net income for the third quarter of 2008 was US$40.3 million or US$1.02 per fully diluted share. Non-GAAP net income for third quarter of 2008 was US$42.8 million or US$1.08 per fully diluted share. This compares to non-GAAP net income of US$42.3 million or US$1.07 per fully diluted share for the second quarter of 2008 and US$11.7 million or US$0.30 per fully diluted share for the third quarter of 2007.

Advertising revenues for the third quarter of 2008 totaled US$51.1 million, an 18% increase over the second quarter of 2008 and a 62% increase over the third quarter of 2007. Advertising revenues, consisting of US$49.4 million of brand advertising and US$1.7 million of sponsored search, accounted for 42% of total revenues in the third quarter of 2008. Brand advertising revenues for the third quarter of 2008 increased by 18% quarter-on-quarter and 66% year-on-year.

Advertising gross margin for the third quarter of 2008 was 59%, down from 64% in the previous quarter and down from 63% in the third quarter of 2007. Non-GAAP advertising gross margin for the third quarter of 2008 was 60%, down from 65% in the previous quarter and 64% in the third quarter of 2007. The decrease was mainly due to content costs surrounding the Beijing 2008 Olympic Games.

For the third quarter of 2008, Sohu’s non-advertising revenues, which are derived mainly from online games and wireless value-added services, were US$69.5 million, or 58% of total revenues. Online game revenues were US$54.6 million, an increase of 14% quarter-on-quarter and 330% year-on-year, due to the continued strong performance of TLBB and successful revitalization of Blade Online. Wireless revenues were US$14.5 million, a quarter-on-quarter increase of 58% and year-on-year increase of 112%. The quarter-on-quarter increase was primarily because a) our making of one-off tax provision of US$2.1 million in the second quarter which was netted against wireless revenue, and b) stabilization of wireless-related regulatory and business environment throughout the quarter.

Non-advertising gross margin was 84%, flat with the second quarter of 2008 and up from 72% in the third quarter of 2007. Non-GAAP non-advertising gross margin for the third quarter of 2008 was 84%, flat with the previous quarter and up from 72% in the same quarter last year.

For the third quarter of 2008, Sohu’s operating expenses totaled US$45.0 million. Non-GAAP operating expenses totaled US$42.7 million, up 21% from US$35.4 million for the previous quarter and up 79% year-on-year. The year-on-year increase was primarily due to continued investment in product development, marketing expenses for Sohu’s branding as well as an increase in bonuses to reward employees for their contribution to Sohu’s good results. The quarter-on-quarter increase was mainly due to Olympic-related marketing spending.

For the third quarter of 2008, income tax expense was US$5.0 million, compared to US$0.6 million for the previous quarter and US$0.3 million for the same period last year. In the second quarter, we had recorded a one-time income tax reversal of US$4.1 million.

Ms. Carol Yu, Co-President and CFO of Sohu.com, commented, “The third quarter of 2008 continues the string of record total revenue and record total net income we have been consistently delivering since the middle of 2007. Management’s confidence in Sohu’s business prospects, our strong cash position, and debt-free balance sheet have led us to put in place yet another stock buyback program of US$150 million, which is the highest share repurchase amount in the Company’s history. This will be the third buyback program we executed during the past 5 years, with previous programs buying back a total of 2.9 million shares.”

Business Outlook

Sohu estimates total revenues for the fourth quarter of 2008 to be between US$118 million and US$122 million, with advertising revenues of US$45.5 million to US$47.5 million and non-advertising revenues of US$72.5 million to US$74.5 million.

Sohu estimates brand advertising revenues for the fourth quarter of 2008 to be between US$44 million and US$46 million.

Sohu estimates online game revenues for the fourth quarter of 2008 to be between US$57 million and US$59 million.

Sohu estimates non-GAAP fully diluted earnings per share for the fourth quarter of 2008 to be between US$1.20 and US$1.25.

Assuming no new grants of share-based awards, Sohu estimates share-based compensation expense for the fourth quarter of 2008 to be between US$2.5 million and US$3.0 million. The estimated impact of this expense is expected to reduce Sohu’s fully diluted earnings per share for the fourth quarter of 2008, under US GAAP, by US$0.06 to US$0.07.

Non-GAAP Disclosure

To supplement the unaudited consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Sohu’s management uses non-GAAP measures of cost of revenues, operating expenses, net income and net income per share, which are adjusted from results based on GAAP to exclude the compensation cost of share-based awards granted to employees under Statement of Financial Accounting Standard 123R. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Sohu’s management believes excluding the share-based compensation expense from its non-GAAP financial measure is useful for itself and investors. Further, the amount of share-based compensation expense cannot be anticipated by management and business line leaders and these expenses were not built into the annual budgets and quarterly forecasts, which have been the basis for information Sohu provides to analysts and investors as guidance for future operating performance. As share-based compensation expense does not involve any upfront or subsequent cash outflow, Sohu does not factor this in when evaluating and approving expenditures or when determining the allocation of its resources to its business segments. As a result, the monthly financial results for internal reporting and any performance measure for commission and bonus are based on non-GAAP financial measures that exclude share-based compensation expense.

The non-GAAP financial measures are provided to enhance the investors’ overall understanding of Sohu’s current financial performance and prospects for the future. A limitation of using non-GAAP cost of revenues, operating expenses, net income and net income per share, excluding share-based compensation expense is that the share-based compensation charge has been and will continue to be a significant recurring expense in our business for the foreseeable future. In order to mitigate these limitations we have provided specific information regarding the GAAP amounts excluded from each non-GAAP measure. The accompanying tables include details on the reconciliation between GAAP financial measures that are most directly comparable to the non-GAAP financial measures we have presented.

Notes to Financial Information

Financial information in this press release other than the information indicated as being non-GAAP is extracted from Sohu’s unaudited financial statements prepared in accordance with generally accepted accounting principles in the United States.

On June 20, 2006, Sohu discontinued its own e-commerce platform of physical consumer goods. While processing the disposal of its e-commerce business, Sohu is reporting the related business activities as discontinued operations. Sohu’s income statement separates out discontinued operations for both current and prior periods in order to focus on continuing operations and provide a consistent basis for comparing financial performance over time.

Safe Harbor Statement

This announcement contains forward-looking statements. It is currently expected the Business Outlook will not be updated until release of Sohu’s next quarterly earnings announcement; however, Sohu reserves right to update its Business Outlook at any time for any reason.

Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the current global financial and credit markets crisis and its potential impact on the Chinese economy, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in Sohu’s quarterly operating results, Sohu’s historical and possible future losses and limited operating history, and the company’s reliance on online advertising sales, online games and wireless services (most wireless revenues are collected from a few mobile network operators) for its revenues. Further information regarding these and other risks is included in Sohu’s annual report on Form 10-K for the year ended December 31, 2007, and other filings with the Securities and Exchange Commission.

Conference Call and Webcast

Sohu’s management team will host a conference call today at 8:00 AM EST, October 27, 2008 (or 8:00 PM, October 27, 2008 Beijing/Hong Kong time). To listen to the conference call, please use the dial in numbers below:

USA Toll Number: 1-800-219-6110

International: 1-303-262-2138

A replay of the call will be available for two weeks following the call and can be accessed by dialing the numbers below:

USA Toll Number: 1-800-405-2236

International: 1-303-590-3000

PASSCODE: 1120865#

The conference call will be available on webcast live and available for replay at: http://corp.sohu.com/.

About Sohu.com

Sohu.com Inc. (NASDAQ: SOHU) is China’s premier online brand and indispensable to the daily life of millions of Chinese, providing a network of web properties and community based/web 2.0 products which offer the vast Sohu user community a broad array of choices regarding information, entertainment and communication. Sohu has built one of the most comprehensive matrices of Chinese language web properties and proprietary search engines, consisting of the mass portal and leading online media destination www.sohu.com; interactive search engine www.sogou.com; #1 online alumni club www.chinaren.com; #1 games information portal www.17173.com; the top real estate website www.focus.cn; wireless value-added services provider www.goodfeel.com.cn; and leading online mapping service provider www.go2map.com.

Sohu corporate services consist of brand advertising on its matrix of websites as well as paid listing and bid listing on its in-house developed search directory and engines. Sohu also offers two types of consumer services. The company operates two massive multi-player online role-playing games, namely Tian Long Ba Bu and Blade Online, and a casual game platform. Sohu also offers wireless value-added services such as news, information, music, ringtone and picture content sent over mobile phones. Sohu.com, established by Dr. Charles Zhang, one of China’s internet pioneers, is in its twelfth year of operation.

Sohu.com Contact Information

Shanshan Cai

Manager

Investor Relations and Corporate Communications

Tel: +86 10 6272 6596

E-mail: ir@contact.sohu.com

http://corp.sohu.com

— TABLES TO FOLLOW —

SOHU.COM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2008	Jun. 30, 2008	Sep. 30, 2007	Sep. 30, 2008	Sep. 30, 2007
Revenues:
Advertising
Brand advertising	$49,398	$41,691	$29,781	$124,244	$79,940
Sponsored search	1,737	1,693	1,745	5,044	5,578

Subtotal of advertising revenues	51,135	43,384	31,526	129,288	85,518

Non-advertising
Online games	54,604	47,896	12,693	143,455	18,135
Wireless	14,483	9,166	6,832	32,242	18,996
Others	454	1,534	467	2,494	943

Subtotal of non-advertising revenues	69,541	58,596	19,992	178,191	38,074

Total revenues	120,676	101,980	51,518	307,479	123,592
Cost of revenues:
Advertising
Brand advertising (includes share-based compensation expense under SFAS 123(R) of $288, $295, $382, $892 and $1,209 respectively)	19,018	13,907	10,253	44,177	27,684
Sponsored search (includes share-based compensation expense under SFAS 123(R) of $4, $6, $9, $16 and $50, respectively)	1,775	1,605	1,330	4,900	4,291

Subtotal of advertising cost of revenues	20,793	15,512	11,583	49,077	31,975

Non-advertising
Online games (includes stock-based compensation expense under SFAS 123 (R) of $0, $5, $3, $10 and $34, respectively)	3,480	3,505	2,078	10,193	4,348
Wireless	7,064	5,480	3,311	16,475	9,096
Others (includes share-based compensation expense under SFAS 123(R) of $0, $2, $2, $4 and $10, respectively)	577	378	178	1,336	409

Subtotal of non-advertising cost of revenues	11,121	9,363	5,567	28,004	13,853

Total cost of revenues	31,914	24,875	17,150	77,081	45,828
Gross profit	88,762	77,105	34,368	230,398	77,764
Operating expenses:
Product development (includes share-based compensation expense under SFAS 123(R) of $1,678, $1,228, $672, $5,169 and $2,193, respectively)	13,012	10,798	6,875	35,289	17,048
Sales and marketing (includes share-based compensation expense under SFAS 123(R) of $214, $228, $337, $722 and $1,222, respectively)	27,643	21,408	13,573	65,191	30,320
General and administrative (includes share-based compensation expense under SFAS 123(R) of $377, $394, $616, $1,416 and $2,183, respectively)	4,148	4,827	4,900	15,160	11,672
Amortization of intangibles	201	199	202	596	891

Total operating expenses	45,004	37,232	25,550	116,236	59,931

Operating profit	43,758	39,873	8,818	114,162	17,833
Other income (expense)	51	(575)	575	(481)	335
Interest income and exchange difference	1,421	1,480	608	3,067	2,434

Income before income tax expense	45,230	40,778	10,001	116,748	20,602
Income tax expense	(4,992)	(577)	(322)	(14,754)	(767)

Income from continuing operations	40,238	40,201	9,679	101,994	19,835
Minority interests	22	(12)	12	18	42

Net income from continuing operations	40,260	40,189	9,691	102,012	19,877
Gain (loss) from discontinued E-commerce operations	1	—	(5)	—	(18)

Net income	$40,261	$40,189	$9,686	$102,012	$19,859

Basic net income per share	$1.05	$1.05	$0.26	$2.68	$0.54

Shares used in computing basic net income per share	38,496	38,108	37,307	38,121	36,979

Diluted net income per share	$1.02	$1.02	$0.25	$2.61	$0.52

Shares used in computing diluted net income per share	39,321	39,429	38,516	39,126	38,879

SOHU.COM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	As of Sep. 30, 2008	As of Dec. 31, 2007
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$279,352	$122,706
Accounts receivable, net	46,481	27,058
Prepaid and other current assets	28,421	7,551
Fixed assets, net	76,936	65,027
Goodwill	55,555	55,542
Intangible assets, net	6,086	7,041
Restricted cash	2,673	4,324
Other assets, net	4,525	1,268

	$500,029	$290,517

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$8,614	$2,667
Accrued liabilities to suppliers and agents	35,431	23,741
Receipts in advance and deferred revenue	30,080	14,139
Tax payables	28,180	6,850
Other accrued liabilities	42,103	24,216

Total liabilities	144,408	71,613
Minority interests	4,078	7
Shareholders’ equity	351,543	218,897

	$500,029	$290,517

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Three Months Ended Sep. 30, 2008			Three Months Ended Jun. 30, 2008			Three Months Ended Sep. 30, 2007
	GAAP	Non-GAAP Adjustments (a)	Non-GAAP	GAAP	Non-GAAP Adjustments (a)	Non-GAAP	GAAP	Non-GAAP Adjustments (a)	Non-GAAP
Advertising revenues	$51,135	$—	$51,135	$43,384	$—	$43,384	$31,526	$—	$31,526
Less: Cost of advertising revenues	20,793	(292)	20,501	15,512	(301)	15,211	11,583	(391)	11,192

Advertising gross profit	$30,342	$292	$30,634	$27,872	$301	$28,173	$19,943	$391	$20,334

Advertising gross margin	59%		60%	64%		65%	63%		64%

Non-advertising revenues	$69,541	$—	$69,541	$58,596	$—	$58,596	$19,992	$—	$19,992
Less: Cost of non-advertising revenues	11,121	—	11,121	9,363	(7)	9,356	5,567	(5)	5,562

Non-advertising gross profit	$58,420	$—	$58,420	$49,233	$7	$49,240	$14,425	$5	$14,430

Non-advertising gross margin	84%		84%	84%		84%	72%		72%

Total revenues	$120,676	$—	$120,676	$101,980	$—	$101,980	$51,518	$—	$51,518
Less: Total cost of revenues	31,914	(292)	31,622	24,875	(308)	24,567	17,150	(396)	16,754

Gross profit	$88,762	$292	$89,054	$77,105	$308	$77,413	$34,368	$396	$34,764

Gross margin	74%		74%	76%		76%	67%		67%

Operating expenses	$45,004	$(2,269)	$42,735	$37,232	$(1,850)	$35,382	$25,550	$(1,625)	$23,925

Net income	$40,261	$2,561	$42,822	$40,189	$2,158	$42,347	$9,686	$2,021	$11,707

Diluted net income per share	$1.02		$1.08	$1.02		$1.07	$0.25		$0.30

Shares used in computing diluted net income per share	39,321		39,626	39,429		39,540	38,516		38,882

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Nine Months Ended Sep. 30, 2008			Nine Months Ended Sep. 30, 2007
	GAAP	Non-GAAP Adjustments (a)	Non-GAAP	GAAP	Non-GAAP Adjustments (a)	Non-GAAP
Advertising revenues	$129,288	$—	$129,288	$85,518	$—	$85,518
Less: Cost of advertising revenues	49,077	(908)	48,169	31,975	(1,259)	30,716

Advertising gross profit	$80,211	$908	$81,119	$53,543	$1,259	$54,802

Advertising gross margin	62%		63%	63%		64%

Non-advertising revenues	$178,191	$—	$178,191	$38,074	$—	$38,074
Less: Cost of non-advertising revenues	28,004	(14)	27,990	13,853	(44)	13,809

Non-advertising gross profit	$150,187	$14	$150,201	$24,221	$44	$24,265

Non-advertising gross margin	84%		84%	64%		64%

Total revenues	$307,479	$—	$307,479	$123,592	$—	$123,592
Less: Total cost of revenues	77,081	(922)	76,159	45,828	(1,303)	44,525

Gross profit	$230,398	$922	$231,320	$77,764	$1,303	$79,067

Gross margin	75%		75%	63%		64%

Operating expenses	$116,236	$(7,307)	$108,929	$59,931	$(5,598)	$54,333

Net income	$102,012	$8,229	$110,241	$19,859	$6,901	$26,760

Diluted net income per share	$2.61		$2.79	$0.52		$0.69

Shares used in computing diluted net income per share	39,126		39,462	38,879		39,381

Note:

(a)	To eliminate share-based compensation expense as measured using the fair value method under SFAS 123(R).